Exhibit 4.5
                                                                     -----------

                                   SCHEDULE OF
                             TRADE CONVERSION NOTES
                                       OF
                        FACTORY CARD & PARTY OUTLET CORP.
                     AND FACTORY CARD OUTLET OF AMERICA LTD.

Unless otherwise noted below, the following agreements are identical in all material respects to the Trade Conversion Note of CSS Industries, Inc., attached as Exhibit 4.5 to this current report on Form 8-K, and have been omitted as exhibits pursuant to instruction 2 of item 601 under Regulation S-K. For the terms and conditions of the Trade Conversion Notes listed below, please refer to
Exhibit 4.5.

                                 Agreement                                             Provisions Differing
                                                                                  from CSS Industries, Inc. Trade
                                                                                   Conversion Note (Exhibit 4.5)

                   Title of Agreement and Name of Party                         Aggregate Principal Amount of Notes
                   ------------------------------------                         -----------------------------------
Trade Conversion Note of Factory Card & Party Outlet Corp. and Factory       $                          1,000,000
Card Outlet of America Ltd., dated April 9, 2002, for the benefit of
AMSCAN, INC.

Trade Conversion Note of Factory Card & Party Outlet Corp. and Factory       $                            500,000
Card Outlet of America Ltd., dated April 9, 2002, for the benefit of
CREATIVE EXPRESSIONS GROUP, INC.

Trade Conversion Note of Factory Card & Party Outlet Corp. and Factory       $                            500,000
Card Outlet of America Ltd., dated April 9, 2002, for the benefit of
IMAGES AND EDITIONS LIMITED.

Trade Conversion Note of Factory Card & Party Outlet Corp. and Factory       $                            $80,000
Card Outlet of America Ltd., dated April 9, 2002, for the benefit of
MARYLAND PLASTICS, INC.

Trade Conversion Note of Factory Card & Party Outlet Corp. and Factory       $                            300,000
Card Outlet of America Ltd., dated April 9, 2002, for the benefit of P.S.
GREETINGS, INC.

Trade Conversion Note of Factory Card & Party Outlet Corp. and Factory       $                            500,000
Card Outlet of America Ltd., dated April 9, 2002, for the benefit of
UNIQUE INDUSTRIES, INC.